Exhibit 10(b)
-------------

                           ARTICLES AND PLAN OF MERGER
                                       OF
                             SBS ACQUISITIONS, INC.
                                  WITH AND INTO
                              SBS INTERACTIVE, INC.
                           (The Surviving Corporation)



     Pursuant to the provisions of the Nevada Private Corporation Act, SBS Interactive, Inc., a Nevada corporation ("SBS"), and SBS Acquisitions, Inc., a Nevada corporation ("Acquisition"), such corporations sometimes called the "Constituent Corporations," and joined in by SBS Interactive, Co., formerly known as Inet Commerce Conduit Corp., a Florida corporation ("Interactive"), for certain purposes, but not as a Constituent Corporation, set forth the following information and execute and enter into this Articles and Plan of Merger ("Merger Plan") On October 24, 2002.


                              W I T N E S S E T H:
                              --------------------

     SBS has authorized capital stock consisting of 50,000,000 shares of Common Stock, $.001 par value per share ("SBS Common Stock"), of which, as of the date first above written, 20,676,000 shares are issued and outstanding.

     As of the date first above written, Acquisition has authorized capital stock of 50,000 shares of Common Stock, $.01 par value per share, ("Acquisition Stock") of which 5,000 shares are issued and outstanding, all of which are owned by Interactive.

     SBS and Interactive have entered into a Merger Agreement, dated July 22, 2002 ("Merger Agreement"), setting forth certain representations, warranties, conditions, and agreements relating to the transactions provided for herein;

     The Boards of Directors of the Constituent Corporations deem it fair and equitable to, and in the best interests of, their respective shareholders, that Acquisition be merged into SBS, with SBS ("Merger") being the Surviving Corporation (as hereinafter defined), on terms and conditions set forth under and pursuant to the applicable statutes of the State of Nevada; and they have approved this Merger Plan and the Merger Agreement, have authorized their execution and delivery, and have directed their submission to their respective shareholders for approval.

     The Merger Plan was submitted to the owners (shareholders) of SBS for their action and on July 25,2002 the owners of l0,674,9l7 outstanding shares, constituting 5l.6% of the outstanding shares, voted to approve the Merger Plan which is a legally sufficient vote for that approval by the owners of SBS. The sole shareholder or owner of Acquisition voted l00% of all shares of Acquisition in favor of the Merger Plan on October 23, 2002, which is a legally sufficient vote for that approval by the owner of Acquisition.

     In consideration of the premises and the mutual agreements, provisions, and covenants herein contained, and as further provided in the Merger Agreement, and for the purposes of prescribing the terms and conditions of the Merger, the mode of carrying the same into effect, the manner and basis of converting the shares of SBS Common Stock into the Common Stock, par value $.001 per share, of Interactive ("Interactive Common Stock"), and such other details and provisions that are deemed necessary or desirable, the parties hereto hereby agree in accordance with the applicable statutes of the State of Nevada that SBS and Acquisition shall be, and they hereby are, at the Effective Time (as defined in Section 4.1 of this Merger Plan and Section 1.3 of the Merger Agreement), merged into a single corporation existing under the laws of the State of Nevada, to wit: SBS, which shall be the Surviving Corporation, (such corporation in its capacity as such Surviving Corporation being heretofore and hereafter sometimes called the "Surviving Corporation"); and all of the parties signatory hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.


                                    ARTICLE I

     1.1 SURVIVING CORPORATION. In accordance with the provisions of the applicable statutes of the State of Nevada, Acquisition shall be, at the Effective Time, merged into SBS, which shall be the Surviving Corporation, and SBS shall continue to exist as a Nevada corporation in accordance with the laws of the State of Nevada. The corporate existence and rights of Acquisition shall be merged into SBS, and SBS, as the Surviving Corporation, shall be fully vested therewith. The separate existence and corporate organization of Acquisition, except insofar as they may be continued by statute, shall cease when the Merger shall become effective. Except as herein specifically set forth, the Surviving Corporation shall possess the rights, privileges, immunities, and franchises, public and private, of the Constituent Corporations. All real, personal, and mixed property, and all debts due, and other chooses in action, and every other interest of or belonging to or due to each of the Constituent Corporations are transferred to and vested in the Surviving Corporation. The title to real estate, or interest in real estate, vested in the Constituent Corporations does not revert nor is it in any way impaired because of the Merger. The Surviving Corporation shall be liable for the liabilities and obligations of each of the Constituent Corporations. A claim existing or action or proceeding pending by or against the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in a Constituent Corporation's place. Neither the rights of creditors nor liens upon the property of the Constituent Corporations shall be impaired by the Merger.


                                   ARTICLE II

     2.1 NAME. The name of the corporation that survives the Merger shall be and continue to be, on and after the Effective Time, "SBS Interactive, Inc." until amended as provided by law.

     2.2 ARTICLES OF INCORPORATION. The Articles of Incorporation of SBS, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be and shall continue to be the Articles of Incorporation of the Surviving Corporation until amended as provided by law.

     2.3 BY-LAWS. The By-Laws of SBS, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be and shall continue


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


to be the By-Laws of the Surviving Corporation until the same shall be altered, amended, or rescinded as therein provided or as provided in the Articles of Incorporation of the Surviving Corporation.

         2.4 DIRECTORS. The directors of SBS in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are elected and qualified in accordance with the law and the By-Laws of the Surviving Corporation.

         2.5 OFFICERS. The officers of SBS in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold their respective offices from the Effective Time until their respective successors are elected and qualified in accordance with the law and the By-Laws of the Surviving Corporation.


                                   ARTICLE III

     3.1 MANNER AND BASIS OF CONVERTING  SHARES. At the Effective Time:

         (a) Each share of Acquisition Stock which is issued and outstanding immediately prior to the Effective Time shall be canceled.

         (b) The 20,676,000 shares of SBS Common Stock which are issued and outstanding immediately prior to the Effective Time shall be converted into approximately 3,180,923 shares of Interactive's Common Stock at the ratio of 6.5 shares of SBS Common Stock for each share of Interactive ("Conversion Price").

         (c) SBS shall issue and deliver to Interactive 1,000 shares of SBS Common Stock which shall become the only remaining issued and outstanding shares of Capital Stock of SBS as of the Effective Time.

     3.2 CESSATION OF SHAREHOLDERS STATUS OF PRIOR SHAREHOLDERS. Holders of certificates which represent shares of SBS Common Stock outstanding immediately prior to the Effective Time (hereinafter called the "Old Certificates" when referring to SBS) shall cease to be, and shall have no rights as, shareholders of SBS as of the Effective Time

     3.3 EXCHANGE AGENT. SBS shall act as it's own Agent ("Exchange Agent") to accept surrender of the Old Certificates representing shares of SBS Common Stock and to deliver, in exchange for such surrendered certificates, Interactive Common Stock at the Conversion Price for the shares of SBS Common Stock represented by such certificates.

     3.4 FRACTIONAL SHARES. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Interactive's Common Stock (after taking into account all of the shares of the capital stock of SBS represented by the Old Certificates then delivered by such holder) share of Interactive Common Stock shall receive, in lieu thereof, one additional share of Interactive Common Stock.

     3.5 ANTI-DILUTION ADJUSTMENT. If between the date of this Merger Plan and the Effective Time the outstanding shares of Interactive Common Stock shall have


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


been changed, without receipt by Interactive of consideration for such change, into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, or readjustment, or a stock dividend thereon shall be declared with a record date within said period, adjustments will be made to the Conversion Price as appropriate.


                                   ARTICLE IV

     4.1 FILING OF MERGER ARTICLES. On the Closing Date (as set forth in the Merger Agreement), or as soon thereafter as practicable, this Merger Plan, and any other certificates, articles, or required documents, executed and verified in accordance with law, shall be delivered for filing to the Secretary of State of the State of Nevada. The Merger shall become effective in accordance with the laws of the State of Nevada upon the filing of the Articles of Merger pursuant to the provisions of the Nevada Corporation Laws. The time when the Merger shall become effective is herein called the "Effective Time."

     4.2 FURTHER ASSURANCES. Each party to this Merger Plan shall take all such action as may be reasonably necessary and appropriate in order to consummate the Merger as promptly as practicable. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Plan and to vest unto SBS the full right, title, and possession of all of the rights, privileges, immunities and franchises of either SBS or Acquisition, the officers and directors of such corporations are fully authorized, in the names of their respective corporations or otherwise, to take, and shall take, all such action and, in doing so, shall be indemnified by SBS to the same extent as they would have been indemnified had such action been taken prior to the Effective Time.

     4.3 COUNTERPARTS. This Merger Plan may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

     4.4  GOVERNING  LAW.  This Merger  Plan shall be governed in all  respects,
including,   but  not  limited  to,  validity,   interpretation,   effect,   and
performance, by the laws of the State of Nevada.

     4.5 AMENDMENT. Subject to applicable law, this Merger Plan may be amended, modified, or supplemented only by written agreement to Interactive, Acquisition, and SBS, or by the respective officers there unto duly authorized, at any time prior to the Effective Time; provided, however, that after the adoption of the Merger Agreement by the shareholders of SBS, no such amendment, modification, or supplement shall alter or change the amount of INTERACTIVE Common Stock to be received on conversion of SBS Common Stock, as provided in this Merger Plan and the Merger Agreement, or alter or change any of the terms and conditions of this Merger Plan or the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of stock of the Constituent Corporations.

     4.6 WAIVER. Any of the terms or conditions of this Merger Plan may be waived at any time by whichever of the Constituent Corporations is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Boards of Directors of such Constituent Corporation.


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



     4.7 TERMINATION. This Merger Plan shall terminate upon the termination of the Merger Agreement, and there shall be no liability on the part of any of the parties hereto (or any of their respective directors or officers).

     IN WITNESS WHEREOF, each of the Constituent Corporations and Interactive have caused this Merger Plan to be executed on their-behalf by their officers hereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first above written.

                                    SBS INTERACTIVE, INC.


                                    By: /s/ Barry D. Alter
                                        -------------------------------------
                                         Barry D. Alter, Vice-President

                                    SBS ACQUISITIONS, INC.


                                    By: /s/ Patti Cooke
                                        -------------------------------------
                                        Patti Cooke, President




                                    SBS INTERACTIVE, CO.


                                    By: /s/ Patti Cooke
                                        -------------------------------------
                                        Patti Cooke, Vice President






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





PROVINCE OF ONTARIO )
                    )  ss.
CANADA              )


     On this 24th day of October, 2002, before me personally came Barry D. Alter, who, being by me duly sworn, did depose and say that he is the Vice-President of SBS Interactive, Inc.; that he signed the foregoing Articles and Plan of Merger as Vice-President of said corporation in accordance with a resolution of the Board of Directors of said Corporation; that the statements contained therein are true; and that said Corporation executed the same.


     My commission expires:

     No Expiration
     -------------

                                  /s/ Michael Eustace
                                  --------------------------
                                  Notary Public






PROVINCE OF ONTARIO )
                    )  ss.
CANADA              )

     On this 24th day of October, 2002, before me personally came Patti Cooke, who, being by me duly sworn, did depose and say that she is the President of SBS Acquisitions, Inc.; that she signed the foregoing Articles and Plan of Merger as President of said corporation in accordance with a resolution of the Board of Directors of said Corporation; that the statements contained therein are true; and that said Corporation executed the same.


     My commission expires:

     No Expiration
     -------------

                                  /s/ Michael Eustace
                                  --------------------------
                                  Notary Public





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


PROVINCE OF ONTARIO )
                    )  ss.
CANADA              )


     On this 24th day of October, 2002, before me personally came Patti Cooke, who, being by me duly sworn, did depose and say that she is the Vice President of SBS Interactive, Co.; that she signed the foregoing Articles and Plan of Merger as Vice President of said corporation in accordance with a resolution of the Board of Directors of said Corporation; that the statements contained therein are true; and that said Corporation executed the same.


     My commission expires:

     No Expiration
     -------------

                                  /s/ Michael Eustace
                                  ------------------------------
                                  Notary Public












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